Exhibit 99.1

INVESTORS	MEDIA
Felicia Vonella	Jeff Macdonald
Acorda Therapeutics	Acorda Therapeutics
(914) 326-5146	(914) 326-5232
fvonella@acorda.com	jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda to Acquire Biotie Therapies

•	Obtains global rights to Phase 3 Parkinson’s disease treatment and additional clinical-stage assets

•	Positions Acorda as a leader in Parkinson’s disease therapeutic development

•	Cash transaction valued at $363 million

•	Enters into agreements for $135 million in financing through equity private placement and asset-based loan facility

ARDSLEY, N.Y. – January 19, 2016 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that it entered into an agreement to acquire Biotie Therapies Corp. (Nasdaq Helsinki BTH1V; NASDAQ: BITI) for €23.5680 per ADS in cash, or the equivalent of $25.60 per ADS based on an exchange rate of 1.0864 U.S. dollars to euros, which values Biotie at approximately $363 million.

Acorda will obtain worldwide rights to tozadenant, an oral adenosine A2a receptor antagonist currently in Phase 3 development in Parkinson’s disease (PD). In a Phase 2b clinical trial, tozadenant reduced average daily OFF time as an adjunct to treatment regimens including levodopa/carbidopa.

Further expanding its Parkinson’s pipeline, Acorda will also obtain global rights to SYN120, an oral, 5-HT6/5-HT2A dual receptor antagonist for Parkinson’s-related dementia, in Phase 2 development with support from the Michael J. Fox Foundation.

“Our acquisition of Biotie positions Acorda as a leader in Parkinson’s disease therapeutic development, with three clinical-stage compounds that have the potential to improve the lives of people with Parkinson’s. Tozadenant, Biotie’s most advanced clinical program, is a promising therapy being developed to reduce daily OFF time,” said Ron Cohen, M.D., Acorda’s President and CEO. “Adenosine A2a receptor antagonists may be the first new class of drug approved for the treatment of Parkinson’s in the U.S. in over 20 years. Approximately 350,000 people with Parkinson’s in the U.S. experience OFF periods, and if approved, tozadenant could provide a much needed treatment option.”

Dr. Cohen added, “Tozadenant is a compelling opportunity with potential market exclusivity to 2030. The Phase 2 data were highly statistically significant and clinically meaningful. We are targeting an NDA filing by the end of 2018.”

Tozadenant is an orally administered, potent and selective antagonist of the adenosine A2A receptor. Adenosine is a neurotransmitter, one of the naturally occurring chemical messengers that transmit signals between neurons in the brain. The A2a receptor is one of the types of chemical receptors on neurons that mediate the adenosine signal. This receptor is expressed particularly in the motor control part of the brain that is affected in people with Parkinson’s. Activation of the A2a receptor has effects in the brain that antagonize the action of another neurotransmitter, dopamine, in this brain region. A loss of dopamine input is a central mechanism of PD and treatment with levodopa is designed to restore more normal dopamine levels in the brain. Blocking of A2a receptors with tozadenant serves to dampen the antagonistic effect of adenosine on dopamine and thereby promotes motor function.

A 420-patient Phase 2b trial published in Lancet Neurology compared four different doses of tozadenant to placebo, using patient diaries to record OFF time in patients on a stabilized regimen of levodopa and up to three additional medications. OFF time is characterized by a re-emergence of PD motor symptoms, such as impaired ability to move, muscle stiffness and tremor. The average daily OFF time for individuals receiving tozadenant at the120 mg dose decreased by 1.9 hours, or 1.1 hours relative to placebo (5.9 hours per day at baseline to 4.0 hours at twelve weeks). Notably, this improvement in OFF time was not associated with significant increases in troublesome dyskinesia for doses being studied in the ongoing Phase 3 program (60mg and 120 mg).

The most common adverse events in the this trial for the 60 mg and 120 mg dose groups were: dyskinesia (14% in the 60 mg group, 16% in the 120 mg twice-daily group, 8% placebo group); nausea (6% in the 60 mg group, 9% in the 120 mg twice-daily group, 4% placebo group); and dizziness (5% in the 60 mg group, 5% in the 120 mg twice-daily group, 1% placebo group). Serious adverse events were reported in 13 patients (placebo - 3; tozadenant: 60 mg - 1, 120 mg - 3, 180 mg - 2, 240 mg - 4). There were six deaths in this study (placebo - 0; tozadenant: 60 mg -1, 120 mg - 0, 180 mg - 2, 240 mg - 3). Neither the drug safety monitoring board (DSMB) nor a second panel of experts who reviewed the data identified a relationship between treatment with tozadenant and serious adverse events or deaths.

Biotie is headquartered in Turku, Finland, with clinical operations based in South San Francisco, CA. Following the close of the acquisition, Acorda plans to maintain the South San Francisco location and retain Biotie staff at that site. Acorda is considering the long-term future of the Turku facility. With this addition, Acorda will have operations in three major U.S. biotechnology centers: New York, Boston and San Francisco.

Mr. William M. Burns, Chairman of the Board of Biotie, commented, “We have carefully assessed the terms and conditions of the offer and believe that it is an attractive offer to shareholders that recognizes the strategic value of Biotie.”

Mr. Burns continued, “With the shared mission to improve the lives of patients with neurological diseases, this transaction will allow Acorda and Biotie to bring together their expertise and resources in order to fully maximize the potential of tozadenant, an A2a receptor antagonist in Phase 3 for Parkinson’s disease, and SYN120 a dual 5-HT6/5-HT2A receptor antagonist in Phase 2 for cognitive and psychotic disorders, and to bring new medicines to patients. We are excited about this offer for our shareholders, the Biotie team and for patients.”

The acquisition also includes two other assets: BTT1023, a fully human monoclonal antibody in Phase 2 development for treatment of primary sclerosing cholangitis (PSC), a chronic liver disease; and double-digit royalties from sales of Selincro®, a European Medicines Agency (EMA)-approved therapy for reduction in alcohol consumption marketed by H. Lundbeck A/S in multiple European countries.

The $363 million all-cash tender offer in Finland and the United States is unanimously recommended by Biotie’s Board of Directors. The transaction was also unanimously approved by Acorda’s Board of Directors. Subject to customary closing conditions, the tender offer is expected to be completed in the first or second quarter of 2016, and the acquisition is expected to be completed in the third quarter of 2016.

Financing Transactions

Concurrently with the announcement of the Biotie transaction, Acorda announced two separate financing transactions.

Acorda has agreed to issue $75 million of common stock (the “Shares”) in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Acorda intends to use the net proceeds from the issuance of the Shares to fund, in part, the acquisition of Biotie described above. The issuance of the Shares is not contingent upon the consummation of the acquisition of Biotie or the terms of the acquisition. If the acquisition of Biotie is not consummated for any reason, the Company will use all of the net proceeds from the issuance of the Shares for general corporate purposes. The closing of the private placement is expected to occur in January 2016 and is subject to customary closing conditions.

Acorda also received a commitment from JPMorgan Chase, N.A. for an asset-based loan facility for up to $60 million. The closing of this transaction is expected to occur within six weeks and is subject to customary closing conditions.

The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release is issued pursuant to Rule 135(c) under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Acorda had $353 million in cash at year-end 2015 (unaudited). Following the close of the transaction, the Company expects the net proceeds from the common stock issuance, together with the availability under the asset-based credit facility, to be sufficient to fund ongoing operations.

Lazard, MTS Health Partners and J.P. Morgan Securities LLC served as financial advisors, and Kirkland & Ellis, Roschier, Covington & Burling LLP and Jones Day LLP served as legal advisors to Acorda in connection with this transaction. Guggenheim Securities served as Biotie Therapies’ financial advisors, and Davis Polk & Wardwell LLP and Hannes Snellman Attorneys Ltd. served as Biotie’s legal advisors.

Webcast and Conference Call

Ron Cohen, President and Chief Executive Officer, and Michael Rogers, Chief Financial Officer, will host a conference call today at 8:00 a.m. ET.

To participate in the conference call, please dial 855-542-4209 (domestic) or 412-455-6054 (international) and reference the access code 31734527. The presentation will be available via a live webcast on the Investor section of www.acorda.com.

A replay of the call will be available from 11:00 a.m. ET on January 19, 2016 until midnight on January 26, 2016. To access the replay, please dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference the access code 31734527. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at www.acorda.com.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including multiple sclerosis, Parkinson’s disease, post-stroke walking deficits, epilepsy and migraine. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

About Biotie Therapies

Biotie Therapies is a biopharmaceutical company primarily focused on developing therapeutics for central nervous system disorders. Its pipeline includes product candidates designed to address unmet medical needs in Parkinson’s disease and related dementia, other neurodegenerative indications and primary sclerosing cholangitis, an orphan fibrotic liver disease. In addition, Biotie has successfully developed a product for alcohol dependence that is being commercialized by Lundbeck and is a source of further potential milestone payments and ongoing royalties.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to complete the Biotie transaction on a timely basis or at all; the ability to realize the benefits anticipated to be realized by the Biotie transaction and the Civitas transaction; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies. In addition, the compounds being acquired from Biotie are subject to all the risks inherent in the drug development process, and there can be no assurance that these compounds will receive regulatory approval or be commercially successful. These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Additional Information

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, we will file, or will cause a new wholly owned subsidiary to file, with the SEC a tender offer statement on Schedule TO. Investors and holders of Biotie Equity Interests are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Biotie with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov upon the commencement of the tender offer. In addition, a copy of the offer to purchase, letter of transmittal and other related tender offer documents (once they become available) may be obtained free of charge by directing a request to us at www.acorda.com or Office of the Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. our filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

THE OFFER WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND AND THE UNITED STATES.

IN ADDITION, THE TENDER OFFER DOCUMENTS, THIS RELEASE AND RELATED MATERIALS AND ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG. THE TENDER OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG.